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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lance, Inc.


We consent to incorporation by reference in Registration Statements No. 2-77150, No. 2-88540, No. 33-41866, No. 33-58839 and No. 333-25539 of Lance, Inc. on Form
S-8 of our report dated February 16, 2000 relating to the consolidated balance sheets of Lance, Inc. and subsidiaries as of December 25, 1999 and December 26, 1998, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the fiscal years in the three-year period ended December 25, 1999.

                                                    /s/ KPMG LLP



Charlotte, North Carolina
March 23, 2000